NEWS RELEASE

CONTACT:
CONMED Corporation
Luke A. Pomilio
Chief Financial Officer
315-624-3202
LukePomilio@conmed.com

CONMED Corporation Announces Fourth Quarter and Fiscal Year 2016
Financial Results

Utica, New York, February 1, 2017 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the fourth quarter and fiscal year ended December 31, 2016.

Fourth Quarter 2016 Highlights

•	Sales of $204.1 million increased 6.8% as reported compared to the fourth quarter of 2015. On a constant currency basis, sales increased 9.1% but declined 1.5% organically.
•	International reported revenue grew 6.0% year over year and 0.4% organically. On an organic constant currency basis, international markets increased 4.8%, delivering a third consecutive quarter of growth across all three reporting categories.
•	Domestic General Surgery sales grew 33.4% as reported, driven by continued strength in the AirSeal® platform. On an organic basis, domestic General Surgery sales increased 1.5%.
•	Diluted net earnings per share (GAAP) were $0.24, compared to diluted net earnings per share (GAAP) of $0.28 in the fourth quarter of 2015.
•	Adjusted diluted net earnings per share(1) were $0.54 versus $0.60 in the prior-year period.

Fiscal Year 2016 Highlights

•	Sales of $763.5 million increased 6.2% as reported compared to the full year 2015. On a constant currency basis, sales increased 8.6% but declined 1.1% organically.
•	AirSeal® contribution of $68.4 million to full year 2016 sales exceeded the Company’s forecasted range of $62 to $67 million.
•	Diluted net earnings per share (GAAP) were $0.52, compared to $1.09 in 2015.
•	Adjusted diluted net earnings per share(1) were $1.84 versus $1.98 in the prior-year period.

“Our International business and the domestic General Surgery category, which represent 78% of our total revenue, exited the year with positive momentum. Overall, we are demonstrating consistent and improving performance across these areas. Clearly, these successes were offset by ongoing challenges in domestic Orthopedics, where we believe we are taking the appropriate steps to drive improvement in this business over the coming quarters,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer.

Sales Analysis

For the quarter ended December 31, 2016, domestic sales, which represented 51.5% of total revenue, increased 7.6%, despite declines in Orthopedics and Visualization, due to continued strength in General Surgery, as the SurgiQuest acquisition and organic growth contributed to 33.4% year-over-year growth in the business. International sales, which represented 48.5% of total revenue, increased 6.0% compared to the fourth quarter of 2015 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $4.4 million on fourth quarter sales. In constant currency, international sales increased 10.7% versus the prior-year period.

For the fiscal year ended December 31, 2016, domestic sales, which represented 52.3% of total revenue, increased 10.4% as positive results in General Surgery, driven by AirSeal® sales growth, were partially offset by weaker than expected sales in Orthopedics and, to a lesser extent, Visualization. International sales, which represented 47.7% of total revenue, increased 1.9% compared to 2015 on a reported basis. Foreign currency exchange rates, including the effects of the FX hedging program, had a negative impact of $17.3 million on fiscal year 2016 sales. In constant currency, international sales increased 6.7% versus the prior-year period.

Earnings Analysis

For the quarter ended December 31, 2016, reported net earnings totaled $6.7 million, compared to reported net earnings of $7.9 million a year ago. Reported diluted net earnings per share were $0.24 in the quarter, compared to reported diluted net earnings per share of $0.28 in the prior-year period. Reported net earnings for both 2016 and 2015 include business acquisition and restructuring costs. The effect of each of these items on reported net earnings and reported diluted net earnings per share appears in the reconciliation of GAAP to non-GAAP measures below.

The Company excludes the after-tax costs of special items including acquisitions, restructuring, the gain on the sale of an asset and debt refinancing, as well as amortization of intangible assets, net of tax, from its adjusted diluted net earnings per share. Excluding the impact of these items, adjusted net earnings(2) of $15.1 million decreased 8.8% year over year and adjusted diluted net earnings per share(1) of $0.54 decreased 10.0% year over year. The decrease in adjusted net earnings resulted primarily from unfavorable impact of foreign exchange rates, partially offset by a lower tax rate during the quarter.

For the fiscal year ended December 31, 2016, reported net earnings totaled $14.7 million, compared to reported net earnings of $30.5 million in the prior year. Reported diluted net earnings per share were $0.52, compared to $1.09 in the prior-year period. Excluding the impact of the special items as described above and as provided in the reconciliation of GAAP to non-GAAP measures below, adjusted net earnings(2) of $51.4 million decreased 6.4% year over year and adjusted diluted net earnings per share(1) of $1.84 decreased 7.1% from the prior year.

2017 Outlook

The Company expects 2017 constant currency sales growth in the range of 1% to 3%. Based on exchange rates as of January 27, 2017, the negative impact to 2017 sales from foreign exchange is anticipated to be approximately 0.5%.

In addition, the Company forecasts adjusted diluted net earnings per share in the range of $1.85 to $1.95, which includes an estimated negative impact from foreign exchange based on exchange rates as of January 27, 2017. The adjusted diluted net earnings per share estimates for 2017 exclude the cost of special items including acquisition costs and restructuring costs, which are estimated in the range of $8.0 to $10.0 million, net of tax, and amortization of intangible assets, which are estimated in the range of $12 to $14 million, net of tax.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, appears below.

In conjunction with this earnings press release, CONMED has prepared a supplemental financial disclosure, which is available on the home page of the “Investors – Financial Reports” section of the Company’s website at www.conmed.com.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and fiscal year 2016 results.

To participate in the conference call, dial 844-889-7792 (domestic) or 661-378-9936 (international) and enter the passcode 46955565.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's web site at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, February 1, 2017, until 7:30 p.m. ET on Wednesday, February 15, 2017. To hear this recording, dial 855-859-2056 (domestic) or 404-537-3406 (international) and enter the passcode 46955565.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. The Company distributes its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 17 countries, and international sales constitute approximately 50% of the Company’s total sales. Headquartered in Utica, New York, the Company employs approximately 3,300 people. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted income tax expense; adjusted effective income tax rate; adjusted net earnings and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.

To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings.  These adjustments are irregular in timing, may not be indicative of our past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, income tax expense, effective income tax rate, net earnings and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. The Company strongly encourages investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net sales	$204,094	$191,017	$763,520	$719,168
Cost of sales	97,135	88,641	355,190	337,466
Gross profit	106,959	102,376	408,330	381,702
% of sales	52.4%	53.6%	53.5%	53.1%
Selling and administrative expense	86,719	82,668	338,400	303,091
Research & development	7,634	6,741	32,254	27,436
Income from operations	12,606	12,967	37,676	51,175
% of sales	6.2%	6.8%	4.9%	7.1%
Other expense	—	—	2,942	—
Interest expense	3,911	1,578	15,359	6,031
Income before income taxes	8,695	11,389	19,375	45,144
Provision for income taxes	1,987	3,537	4,711	14,646
Net income	$6,708	$7,852	$14,664	$30,498

Basic EPS	$0.24	$0.28	$0.53	$1.10
Diluted EPS	0.24	0.28	0.52	1.09

Basic shares	27,832	27,707	27,804	27,653
Diluted shares	27,987	27,875	27,964	27,858

Consolidated Condensed Balance Sheets
(in thousands, unaudited)

	December	December
	2016	2015
Assets:
Cash and cash equivalents	$27,428	$72,504
Accounts receivable, net	148,244	133,863
Inventories	135,869	133,361
Other current assets	18,971	20,076
Total Current Assets	330,512	359,804
Property, plant and equipment, net	122,029	125,452
Goodwill	397,664	260,651
Other intangible assets, net	419,549	308,171
Other assets	59,229	47,622
Total Assets	$1,328,983	$1,101,700

Liabilities and Shareholders' Equity:
Current liabilities	$113,952	$119,718
Long-term debt, excluding current maturities	488,288	269,471
Other liabilities	146,167	127,438
Shareholders' equity	580,576	585,073
Total Liabilities and Shareholders' Equity	$1,328,983	$1,101,700

Consolidated Condensed Statements of Cash Flows

Twelve Months Ended December 31, 2016 and 2015

(in thousands, unaudited)

	2016	2015
Operating Activities
Net income	$14,664	$30,498
Depreciation and amortization	55,309	43,879
Stock-based compensation expense	8,375	7,499
Deferred income taxes	(2,871)	2,251
Changes in operating assets and liabilities and other, net	(37,255)	(36,059)
Net cash provided by operating activities	38,222	48,068

Investing Activities
Payments related to business acquisitions	(256,450)	(9,353)
Proceeds from sale of a facility	5,178	—
Purchases of property, plant and equipment	(14,753)	(15,009)
Net cash used in investing activities	(266,025)	(24,362)

Financing Activities
Payments on term loan	(8,750)	—
Proceeds of term loan	175,000	—
Proceeds of revolver	225,000	142,680
Payments on revolver	(162,347)	(112,000)
Payments related to debt issue costs	(5,556)	(1,485)
Payment related to distribution agreement	(16,667)	(16,667)
Dividend payments on common stock	(22,213)	(22,105)
Other, net	(265)	(196)
Net cash provided by (used in) financing activities	184,202	(9,773)

Effect of exchange rate changes on cash and cash equivalents	(1,475)	(7,761)
Net increase (decrease) in cash and cash equivalents	(45,076)	6,172
Cash and cash equivalents at beginning of period	72,504	66,332
Cash and cash equivalents at end of period	$27,428	$72,504

Sales Summary

(in millions, unaudited)

	Three Months Ended December 31,
			% Change
					Domestic	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$98.0	$104.2	-5.9%	-3.2%	-12.6%	-1.1%	3.7%
General Surgery	92.5	70.9	30.5%	32.0%	33.4%	25.2%	29.5%
Surgical Visualization	13.6	15.9	-15.0%	-13.9%	-27.7%	0.2%	3.3%
	$204.1	$191.0	6.8%	9.1%	7.6%	6.0%	10.7%

Single-use Products	$160.0	$146.8	9.0%	11.3%	10.9%	6.8%	11.8%
Capital Products	44.1	44.2	-0.2%	1.6%	-4.7%	3.7%	7.3%
	$204.1	$191.0	6.8%	9.1%	7.6%	6.0%	10.7%

Domestic	$105.1	$97.7	7.6%	7.6%
International	99.0	93.3	6.0%	10.7%
	$204.1	$191.0	6.8%	9.1%

	Twelve Months Ended December 31,
			% Change
					Domestic	International
	2016	2015	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopedic Surgery	$370.5	$389.0	-4.7%	-1.7%	-5.4%	-4.3%	0.7%
General Surgery	341.4	274.2	24.5%	26.0%	27.9%	18.2%	22.5%
Surgical Visualization	51.6	56.0	-7.8%	-5.9%	-13.0%	-2.2%	2.2%
	$763.5	$719.2	6.2%	8.6%	10.4%	1.9%	6.7%

Single-use Products	$605.8	$567.3	6.8%	9.3%	10.0%	3.3%	8.5%
Capital Products	157.7	151.9	3.8%	6.1%	12.2%	-2.8%	1.2%
	$763.5	$719.2	6.2%	8.6%	10.4%	1.9%	6.7%

Domestic	$399.1	$361.5	10.4%	10.4%
International	364.4	357.7	1.9%	6.7%
	$763.5	$719.2	6.2%	8.6%

Reconciliation of Reported Net Earnings to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Three Months Ended December 31, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$106,959	$86,719	$12,606	$—	$1,987	22.9%	$6,708	$0.24
% of sales	52.4%	42.5%	6.2%
Restructuring costs (1)	2,075	(2,768)	4,843	—	1,701		3,142	0.11
Business acquisition costs (2)	—	(3,244)	3,244	—	1,139		2,105	0.08
	$109,034	$80,707	$20,693	$—	$4,827	28.8%	$11,955	$0.43
% of sales	53.4%	39.5%	10.1%
Amortization of intangible assets	$1,500	$(3,500)	$5,000	$—	$1,857		3,143	0.11
Adjusted earnings							$15,098	$0.54

	Three Months Ended December 31, 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$102,376	$82,668	$12,967	$—	$3,537	31.1%	$7,852	$0.28
% of sales	53.6%	43.3%	6.8%
Restructuring costs (1)	2,837	(4,334)	7,171	—	2,461		4,710	0.17
Business acquisition costs (2)	—	(2,069)	2,069	—	172		1,897	0.07
	$105,213	$76,265	$22,207	$—	$6,170	29.9%	$14,459	$0.52
% of sales	55.1%	39.9%	11.6%
Amortization of intangible assets	$1,500	$(1,590)	$3,090	$—	$963		2,127	0.08
Adjusted earnings							$16,586	$0.60

(1)  In 2016 and 2015, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance and other related costs.

(2) In 2016 and 2015, the Company incurred consulting fees, legal fees, and integration related costs associated with the acquisition of SurgiQuest, Inc.

Reconciliation of Reported Net Earnings to Adjusted Net Earnings

(in thousands, except per share amounts, unaudited)

	Twelve Months Ended December 31, 2016
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$408,330	$338,400	$37,676	$2,942	$4,711	24.3%	$14,664	$0.52
% of sales	53.5%	44.3%	4.9%
Restructuring costs (1)	7,612	(6,873)	14,485	—	4,919		9,566	0.35
Business acquisition costs (2)	—	(20,599)	20,599	—	7,173		13,426	0.48
Gain on sale of facility (3)	—	1,890	(1,890)	—	(853)		(1,037)	(0.04)
Debt refinancing costs (4)	—	—	—	(2,942)	930		2,012	0.07
	$415,942	$312,818	$70,870	$—	$16,880	30.4%	$38,631	$1.38
% of sales	54.5%	41.0%	9.3%
Amortization of intangible assets	$6,000	$(13,989)	$19,989	$—	$7,197		12,792	0.46
Adjusted earnings							$51,423	$1.84

	Twelve Months Ended December 31, 2015
	Gross Profit	Selling & Administrative Expense	Operating Income	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$381,702	$303,091	$51,175	$—	$14,646	32.4%	$30,498	$1.09
% of sales	53.1%	42.1%	7.1%
Restructuring costs (1)	8,016	(13,655)	21,671	—	7,713		13,958	0.51
Business acquisition costs (2)	—	(2,543)	2,543	—	311		2,232	0.08
	$389,718	$286,893	$75,389	$—	$22,670	32.7%	$46,688	$1.68
% of sales	54.2%	39.9%	10.5%
Amortization of intangible assets	$6,000	$(6,486)	$12,486	$—	$4,145		8,341	0.30
Adjusted earnings							$55,029	$1.98

(1) In 2016 and 2015, the Company restructured certain operating, sales, marketing and administrative functions and incurred severance and other related costs. Additionally, in the second quarter of 2016, the Company terminated a product offering and incurred charges mainly related to inventory and fixed assets.

(2) In 2016 and 2015, the Company incurred investment banking fees, consulting fees, legal fees, and integration related costs associated with the acquisition of SurgiQuest, Inc.

(3) In 2016, the Company recorded a gain on the sale of its facility in Centennial, Colorado.

(4) In 2016, in conjunction with the acquisition of SurgiQuest, Inc., the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

Net income	$6,708	$7,852	$14,664	$30,498
Provision for income taxes	1,987	3,537	4,711	14,646
Interest expense	3,911	1,578	15,359	6,031
Depreciation	5,237	4,785	20,479	18,704
Amortization	8,601	6,638	33,788	24,581
EBITDA	$26,444	$24,390	$89,001	$94,460

Stock based compensation	1,869	1,656	7,653	6,478
Restructuring costs	4,843	7,171	14,485	21,671
Business acquisition costs	3,244	2,069	20,599	2,543
Gain on sale of facility	—	—	(1,890)	—
Debt refinancing costs	—	—	2,942	—
Adjusted EBITDA	$36,400	$35,286	$132,790	$125,152

EBITDA Margin
EBITDA	13.0%	12.8%	11.7%	13.1%
Adjusted EBITDA	17.8%	18.5%	17.4%	17.4%